UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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ADVISORS SERIES TRUST

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November 15, 2016
Dear Valued Shareholder,
Thank you for being an investor in the Vivaldi Orinda Macro Opportunities Fund (the “Fund”).  A special meeting of shareholders of your Fund is scheduled to be held on Monday, December 5th.  We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

Please help us by voting today.
We need your important proxy vote before December 5th.

What is being voted on?
Shareholders are being asked to approve a proposal to reorganize the Fund into the Vivaldi Multi-Strategy Fund (the “Acquiring Fund”), which is designed to be substantially similar from an investment perspective to the current Fund.  Shareholders are also asked to approve the appointment of Vivaldi Asset Management, LLC as the investment advisor and approve the appointment of RiverNorth Capital Management, LLC as a sub-advisor to the Acquiring Fund.  In addition, shareholders are being asked to approve the Acquiring Fund’s use of “manager of managers” exemptive relief, which it intends to seek from the U.S. Securities and Exchange Commission, to allow Vivaldi and the Board of Trustees to replace sub-advisors to the Acquiring Fund in the future without the cost and time associated with a shareholder meeting.   For more information, please refer to the proxy statement.  Please note:  The total fees and expenses of each class of shares of the Acquiring Fund are expected to be lower than the fees and expenses of each class of shares of the Fund.
If you have any proxy related questions, or wish to cast your vote by phone, please call 1-800-829-6551 for assistance.  Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.
How do I vote?
There are four convenient methods for casting your proxy and voting 'For' the proposal. You can quickly vote, without incurring any charges, via any one of the following methods:
1.
Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-829-6551.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by December 5th.
We very much appreciate your attention to this matter.  Please help us by casting your important proxy vote today.

Sincerely,

Douglas G. Hess
President
Advisors Series Trust

Advisors Series Trust ● Vivaldi Orinda Macro Opportunities Fund 615 East Michigan Street, Milwaukee, Wisconsin, 53202
NOBO/REG